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                                                                     Exhibit 5.1

                   [CONYERS DILL & PEARMAN, CAYMAN LETTERHEAD]



11 January, 2005



Shanda Interactive Entertainment Limited          DIRECT LINE:  28429522
No. 1 Office Building                             E-MAIL:       bywlee@cdp.bm
No. 690 Bibo Road                                 OUR REF:      bl/al/ /D#185359
Pudong, New Area                                  YOUR REF:
Shanghai 201203, China


Dear Sirs,

SHANDA INTERACTIVE ENTERTAINMENT LIMITED (THE "COMPANY")


We have acted as special Cayman legal counsel to the Company in connection with up to US$275,000,000 principal amount of zero coupon senior convertible notes due 2014 ("Notes") and certain ordinary shares in the Company issuable upon conversion of the Notes (the "Shares") as described in the prospectus contained in the Company's registration statement on Form F-1 filed with the United States Securities and Exchange Commission (the "Registration Statement" which term does not include any exhibits thereto).

For the purposes of giving this opinion, we have examined and relied upon copies of the following documents:

(i) the Registration Statement to be filed by the Company under the United States Securities Act of 1933 (the "Securities Act") with the United States Securities and Exchange Commission (the "Commission") on 11 January, 2005; and

(ii) a draft of the prospectus (the "Prospectus") contained in the Registration Statement.

We have also reviewed and relied upon (1) the memorandum of association and the articles of association of the Company, (2) copies of the minutes of meetings of and written resolutions passed by directors and shareholders of the Company (collectively the "Minutes"), (3) the register of members of the Company, and
(4) such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.




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                                                                            CD&P

SHANDA INTERACTIVE ENTERTAINMENT LIMITED
PAGE 2


We have assumed (i) the genuineness and authenticity of all signatures, stamps and seals and the conformity to the originals of all copies of documents (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; (ii) the accuracy and completeness of all factual representations made in the Prospectus and Registration Statement and other documents reviewed by us, (iii) that the resolutions contained in the Minutes are full and accurate records of resolutions passed at meetings duly convened and held by the directors and shareholders of the Company in accordance with the articles of association of the Company and that such resolutions have not been amended or rescinded and remain in full force and effect; (iv) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein; (v) the validity and binding effect under the laws of the United States of America of the Registration Statement and the Prospectus and that the Registration Statement will be duly filed with or declared effective by the Commission; and (vi) that the Prospectus, when published, will be in substantially the same form as that examined by us for purposes of this opinion.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

On the basis of and subject to the foregoing, we are of the opinion that:

(1) The Company is duly incorporated and existing under the laws of the Cayman Islands.

(2) The issue of the Shares has been duly authorised, and when the Shares have been issued, delivered and paid for in the manner described in and pursuant to the terms of the Prospectus and Registration Statement will be validly issued, fully paid and non-assessable (meaning that no further sums are payable to the Company with respect to the holding of such Shares).




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                                                                            CD&P

SHANDA INTERACTIVE ENTERTAINMENT LIMITED
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We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the references to us under the headings "Certain Income Tax Considerations", "Enforcement of Civil Liabilities" and "Validity of the Securities" in the Prospectus contained in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the Commission thereunder.


Yours faithfully,


/s/ CONYERS DILL & PEARMAN, CAYMAN



CONYERS DILL & PEARMAN, CAYMAN